Exhibit 10.6

EXECUTION VERSION

FORM OF STOCKHOLDERS AGREEMENT

by and between

Amentum Holdings, Inc.

and

Amentum Joint Venture LP

Dated as of [•], 2024

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

Section 1.01.	Certain Definitions	2
Section 1.02.	Interpretation	7

ARTICLE II

Representations and Warranties

Section 2.01.	Existence; Authority; Enforceability	9
Section 2.02.	Absence of Conflicts	9
Section 2.03.	Consents	9
Section 2.04.	Stockholder Representations	9

ARTICLE III

Governance

Section 3.01.	Representation on the Board	10
Section 3.02.	Committees	12
Section 3.03.	Reimbursement of Expenses	13
Section 3.04.	Confidentiality	13
Section 3.05.	Information Rights	15
Section 3.06.	Other Governance Matters	15

ARTICLE IV

Transfer Restrictions

Section 4.01.	Lock-up	17

ARTICLE V

Standstill

Section 5.01.	Standstill Period	18
Section 5.02.	Exceptions to the Standstill	19
Section 5.03.	Termination	19
Section 5.04.	Voting and Removal for Directors	20
Section 5.05.	Third-Party Beneficiaries	20

i

Exhibit A	Form of Joinder to Stockholders Agreement

ii

This STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of [•], 2024 (the “Effective Date”), is made by and between Amentum Holdings, Inc., a Delaware corporation (the “Company”), and Amentum Joint Venture LP, a Delaware limited partnership (“Merger Partner Equityholder” and, together with any Sponsor Transferees that become a party to this Agreement pursuant to Section 4.01(b), individually or collectively as the context may require, “Sponsor Stockholder”). Capitalized terms that are used but not otherwise defined in this preamble or the recitals shall have the respective meanings ascribed to such terms in Section 1.01.

RECITALS

WHEREAS, pursuant to the Separation and Distribution Agreement (the “Separation and Distribution Agreement”), dated as of November 20, 2023, by and among the Company, Jacobs Solutions Inc., a Delaware corporation (“Jacobs”), Amentum Parent Holdings LLC, a Delaware limited liability company (“Merger Partner”), and Merger Partner Equityholder, Jacobs intends to separate a portion of its business and to cause certain related assets to be transferred to and certain related liabilities to be assumed by, directly or indirectly, the Company, upon the terms and subject to the conditions set forth in the Separation and Distribution Agreement;

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 20, 2023, by and among the Company, Jacobs, Merger Partner and Merger Partner Equityholder, the parties thereto intend to effect the merger of Merger Partner with and into the Company (the “Merger”), with the Company surviving and the other transactions contemplated thereby, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Merger Agreement provides that, in connection with the consummation of the transactions contemplated thereby, Sponsor Stockholder shall enter a Stockholders Agreement, upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, this Agreement constitutes the Stockholders Agreement referred to in Section 1.1 of the Merger Agreement; and

WHEREAS, substantially concurrently with the execution of this Agreement, (a) the certificate of incorporation of the Company will be, by virtue of the Merger, amended and restated in its entirety (the “Certificate of Incorporation”) and (b) the bylaws of the Company will be, by virtue of the Merger, amended and restated in their entirety (the “Bylaws”). Immediately after the Merger Effective Time, the Board of Directors of the Company (the “Board”) shall consist of the Chief Executive Officer of the Company and 11 other individuals appointed by Jacobs, six of whom were initially identified by Jacobs and five of whom were initially identified by Sponsor Stockholder and approved by Jacobs.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01. Certain Definitions. As used in this Agreement, the following terms have the following meanings:

“Acquisition Restrictions” have the meaning set forth in Section 5.01(a).

“Adverse Disclosure” means public disclosure of material, non-public information that, in the Board’s good faith judgment, (a) after consultation with outside legal counsel to the Company, would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement and (b) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person who, as of the relevant time for which the determination of affiliation is being made, directly or indirectly controls, is controlled by or is under common control with such Person; provided, however, (a) the Company and each Subsidiary of the Company shall be deemed not to be an Affiliate of Sponsor Stockholder, any Sponsor or any of their respective Affiliates and (b) any portfolio company in which any Sponsor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of Sponsor Stockholder. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Audit Committee” has the meaning set forth in Section 3.02(a).

“Blackout Period” has the meaning set forth in Section 6.03(c).

“Board” has the meaning set forth in the recitals.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking institutions are authorized or obligated by law to be closed in New York, New York.

“Bylaws” has the meaning set forth in the recitals.

“Certificate of Incorporation” has the meaning set forth in the recitals.

“Claim Notice” has the meaning set forth in Section 6.14(a).

“Claims” has the meaning set forth in Section 6.13(a).

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” has the meaning set forth in the preamble.

“Compensation Committee” has the meaning set forth in Section 3.02(a).

“Confidential Information” has the meaning set forth in Section 3.04.

“Demand Period” has the meaning set forth in Section 6.02(b).

“Demand Registration” means a Registration effected pursuant to Section 6.02.

“Demand Registration Statement” has the meaning set forth in Section 6.02(a).

“Demand Request” has the meaning set forth in Section 6.02(a).

“DGCL” means the Delaware General Corporation Law.

“EDGAR” has the meaning set forth in Section 6.10(a)(ii).

“Effective Date” has the meaning set forth in the preamble.

“Effective Period” means (i) in the case of a Demand Registration Statement, the Demand Period and (ii) in the case of a Shelf Registration Statement, the Shelf Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Fallaway Date” has the meaning set forth in Section 3.01(a).

“Indemnifying Party” has the meaning set forth in Section 6.14(a).

“Independent Director” means a director that satisfies both the requirements to qualify as an “independent director” under the NYSE listing standards, and the independence criteria set forth under the Exchange Act, and with respect to such director’s current or contemplated service on the Audit Committee or Compensation Committee, any applicable heightened requirements to qualify as an “independent director” under the NYSE listing standards and applicable rules promulgated under the Exchange Act for purposes of serving as a member of such committee or committees, in each case as determined by the Board.

“Jacobs” has the meaning set forth in the recitals.

“Jacobs Designated Director” means any director of the Board initially identified by Jacobs for election or appointment to the Board who serves on the Board immediately after the Merger Effective Time in accordance with the Merger Agreement.

“Lock-up Release Date” has the meaning set forth in Section 4.01(a).

“Maximum Number” has the meaning set forth in Section 6.06.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Closing Date” has the meaning set forth in the definition of “Closing Date” in the Merger Agreement.

“Merger Effective Time” has the meaning set forth in the definition of “Effective Time” in the Merger Agreement.

“Merger Partner” has the meaning set forth in the recitals.

“Merger Partner Equityholder” has the meaning set forth in the preamble.

“Nominating and Governance Committee” has the meaning set forth in Section 3.02(a).

“NYSE” means the New York Stock Exchange.

“Other Holder” has the meaning set forth in Section 6.06.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Company Notice” has the meaning set forth in Section 6.05.

“Piggy-Back Request” has the meaning set forth in Section 6.05.

“Piggy-Back Securities” has the meaning set forth in Section 6.05.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means shares of Common Stock owned by Sponsor Stockholder, including any Common Stock acquired pursuant to the Merger Agreement or as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such Common Stock, any stock dividend or stock distribution in respect of such Common Stock, or any similar transaction in respect of such Common Stock, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities have been sold or distributed to a Person other than a Sponsor Transferee pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates or book entries for them not bearing a legend restricting transfer have been delivered by the Company, (c) such Registrable Securities have been otherwise sold or disposed of to a Person other than a Sponsor Transferee and new certificates or book entries for them not bearing a legend restricting transfer have been delivered by the Company and such securities may be publicly resold without volume limitations or other restrictions on transfer without Registration under the Securities Act or (d) such Registrable Securities cease to be outstanding.

“Registration” means a registration with the SEC of the applicable securities for offer and sale under a Registration Statement. The terms “Register” and “Registered” shall have correlative meanings.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, as to any Person, such Person’s directors, members, partners, managers, officers, employees, agents and other representatives, in each case to the extent acting in their capacity as such.

“Restricted Securities” means any shares of Common Stock required to bear the legend set forth in Section 6.27 of the Merger Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“S-3 Eligible” means the Company is eligible (in accordance with the General Instructions to Form S-3 (or any successor form)) to file a Registration Statement on Form S-3 (or any successor form).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Separation and Distribution Agreement” has the meaning set forth in the recitals.

“Shelf Period” has the meaning set forth in Section 6.01(b).

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form) or, if the Company is not permitted to file a Registration Statement on Form S-3, any other appropriate form under the Securities Act, in each case, for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering Registrable Securities.

“Shelf Take-Down” has the meaning set forth in Section 6.01(b).

“Specified Director” has the meaning set forth in Section 3.01(a).

“Sponsor” means each of ASP Amentum Investco LP and LG Amentum Holdings LP.

“Sponsor Control Party” means each of Goldberg Lindsay & Co. LLC and American Securities LLC, as applicable.

“Sponsor Related Persons” means each Sponsor Stockholder, each Sponsor and each of their respective Affiliates, and each of the foregoing’s respective officers, directors, employees, equityholders and partners, and each Specified Director.

“Sponsor Stockholder” has the meaning set forth in the preamble.

“Sponsor Stockholder Indemnitors” has the meaning set forth in Section 7.03.

“Sponsor Transferee” means any Sponsor or any Affiliate of any Sponsor to whom any Common Stock or Registrable Securities are Transferred by Sponsor Stockholder.

“Standstill Period” has the meaning set forth in Section 5.01.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

“Takedown Prospectus Supplement” has the meaning set forth in Section 6.01(a).

“Takedown Request” has the meaning set forth in Section 6.01(a).

“Transaction Document” has the meaning set forth in the Merger Agreement.

“Transfer” means, with respect to any Registrable Securities, a direct or indirect transfer, sale, short sale, exchange, grant of an option to purchase or other disposal of such Registrable Securities or entry into a swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether such transaction is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise; provided that the pledge or collateralization of such securities, including margin loans (in each case so long as not foreclosed) shall not be deemed a Transfer; provided further, that any direct or indirect transfer in any Sponsor Stockholder shall not be deemed a Transfer so long as the applicable Sponsor Control Party continues to directly or indirectly control and/or manage such Sponsor Stockholder.

“Transferred” shall have a correlative meaning.

“Underwritten Offering” has the meaning set forth in Section 6.04(a).

“Underwritten Offering Notice” has the meaning set forth in Section 6.04(a).

Section 1.02. Interpretation.

(a) Unless the context of this Agreement otherwise requires:

(i) the heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof;

(ii) (A) words of any gender include each other gender and neuter form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof”, “herein”, “hereby”, “hereto”, “herewith”, “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article”, “Section” and “Exhibit” refer to the specified Article, Section or Exhibit of this Agreement and references to “subparagraphs” or “clauses” shall be to separate subparagraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (G) the word “or” shall be disjunctive but not exclusive;

(iii) any law defined or referred to in this Agreement or in any agreement or instrument that is referred to herein means such law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor laws and the related regulations thereunder and published interpretations thereof, and references to any contract or instrument are to that contract or instrument as from time to time amended, modified or supplemented;

(iv) references to any federal, state, local, or foreign statute or law shall include all regulations promulgated thereunder; and

(v) references to any Person include references to such Person’s successors and permitted assigns.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties hereto acknowledge that each party hereto and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(c) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(d) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(e) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(f) The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(g) Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act.

ARTICLE II

Representations and Warranties

Except as expressly provided in Section 2.04, each of the parties to this Agreement hereby represents and warrants, severally and not jointly (and solely as to itself), to the other party to this Agreement that as of the date such party executes this Agreement:

Section 2.01. Existence; Authority; Enforceability. Such party has the necessary power and authority to enter into this Agreement and to perform its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary corporate or analogous action on its part, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed by such party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to the effect of any laws relating to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or preferential transfers, or similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 2.02. Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of, any provision of the organizational documents of such party, (b) result in any violation, breach, conflict, default or an event of default (or an event which with notice, lapse of time, or both, would constitute a default or an event of default), or give rise to any right of acceleration or termination or any additional material payment obligation, under the terms of any material contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected, or (c) violate any law applicable to such party, except, in the case of each of clauses (b) and (c) for any such violation, breach, conflict or default that would not impair in any material respect the ability of such party to perform its respective obligations hereunder.

Section 2.03. Consents. Other than as expressly required herein or any consents which have already been obtained, no material consent, waiver, approval, authorization, exemption, registration, license, permit or declaration is required to be made or obtained by such party in connection with the execution, delivery or performance of this Agreement by such party.

Section 2.04. Stockholder Representations. Sponsor Stockholder represents and warrants to the Company as of the date hereof that Sponsor Stockholder: (a) is acquiring Common Stock for its own account, solely for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” laws, or with any present intention of distributing or selling such Common Stock in violation of any such laws, (b) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in such Common Stock and of making an informed investment decision, (c) is either (i) an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (ii) not a “U.S. person” (within the meaning of Rule 902 of Regulation S of the Securities Act) and is not acquiring any Common Stock for the account or benefit of any “U.S. Person” (within the meaning of Rule 902 of Regulation S of the Securities Act), (d) has (i) requested, received, reviewed and considered information that Sponsor Stockholder deems relevant in making an informed decision to invest in such Common Stock, (ii) had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and (iii) received and reviewed a copy of this Agreement, the Merger Agreement and the Separation and Distribution Agreement, (e) understands that the Company is relying on the representations contained in this Section 2.04 to establish an exemption from registration under the Securities Act and under state securities laws and acknowledges that the offer and sale of such Common Stock has not been registered under the Securities Act or any other applicable law and that such Common Stock may not be Transferred except in compliance with this Agreement and pursuant to the registration provisions of the Securities Act or an applicable exemption therefrom, (f) does not own any shares of Common Stock, except for such shares acquired pursuant to the Merger Agreement and (g) is not a party to any contract, agreement or understanding for the purpose of acquiring, holding, voting or disposing of shares of capital stock of the Company, other than with respect to other Persons constituting Sponsor Stockholder or other Persons holding any direct or indirect interests in any Persons constituting Sponsor Stockholder.

ARTICLE III

Governance

Section 3.01. Representation on the Board.

(a) Subject to applicable law, for so long as Sponsor Stockholder beneficially owns, in the aggregate, a number of shares of Common Stock representing:

(i) at least 25.1% of the issued and outstanding shares of Common Stock, Sponsor Stockholder shall be entitled to designate five director nominees who the Company shall nominate to stand for election to the Board, of which at least two shall qualify as an Independent Director;

(ii) less than 25.1% but at least 15% of the issued and outstanding shares of Common Stock, Sponsor Stockholder shall be entitled to designate three director nominees who the Company shall nominate to stand for election to the Board; or

(iii) less than 15% but at least 5% of the issued and outstanding shares of Common Stock, Sponsor Stockholder shall be entitled to designate one director nominee who the Company shall nominate to stand for election to the Board.

The number of director nominees that Sponsor Stockholder may be entitled to designate from time to time shall be adjusted proportionally (rounded down to the nearest whole number) if the Company changes the number of directors that constitute the Board to a number that is greater or less than 12; provided that, notwithstanding the foregoing, prior to the Fallaway Date (as defined below), if any such proportional adjustment would otherwise result in Sponsor Stockholder being entitled to less than one director on the Board, such proportional adjustment shall instead be rounded up to one director. For the absence of doubt, in no event shall Sponsor Stockholder be entitled to designate a fraction of the Board that exceeds 5/12ths. Any director (A) nominated in accordance with this Section 3.01 and thereafter duly elected, (B) initially identified by Merger Partner who serves on the Board immediately after the Merger Effective Time in accordance with the Merger Agreement and (C) who is recommended by Merger Partner Equityholder and approved by a majority of the Board to replace a director described in the foregoing clauses (A) and (B) who has resigned or otherwise ceased to serve on the Board prior to the expiration of his or her term are referred to herein, collectively, as the “Specified Directors” and, individually, as a “Specified Director.” From and after the first date that Sponsor Stockholder no longer beneficially owns, in the aggregate, a number of shares of Common Stock representing at least 5% of the issued and outstanding shares of Common Stock (the “Fallaway Date”), Sponsor Stockholder shall no longer be entitled to designate any director nominee to stand for election to the Board pursuant to this Section 3.01 (for the avoidance of doubt, nomination rights pursuant to this Section 3.01 shall cease after the Fallaway Date regardless of whether Sponsor Stockholder acquires beneficial ownership of 5% or more of the issued and outstanding shares of Common Stock at any subsequent time).

(b) Any director nominee designated by Sponsor Stockholder in accordance with this Section 3.01 shall only be required to satisfy eligibility requirements, as reasonably determined by the Nominating and Governance Committee, that are generally applicable to all nominees to the Board. Notwithstanding anything to the contrary herein, Sponsor Stockholder’s director nominee designation and other governance rights are subject to compliance with applicable laws, including antitrust laws.

(c) With respect to any individual nominated to stand for election to the Board by Sponsor Stockholder pursuant to Section 3.01(a) of this Agreement, the Company will, subject to timely receipt of the information required pursuant to Section 3.01(d), include such Specified Directors in the Company’s proxy statement and proxy card and recommend, support and solicit proxies for the election of such Specified Directors in substantially the same manner as it recommends, supports and solicits proxies for the election of the Company’s other director nominees.

(d) Sponsor Stockholder shall, and shall cause any individual nominated for election to the Board by Sponsor Stockholder to, timely provide the Company with accurate and complete information relating to Sponsor Stockholder and such nominee that may be required to be disclosed by the Company under the Securities Act or the Exchange Act, including such information required to be furnished by the Company with respect to such nominee in a proxy statement pursuant to Rule 14a-101 promulgated under the Exchange Act, and the nationality of such nominee. In addition, Sponsor Stockholder shall cause such nominee to (i) complete and execute the Company’s director and officer questionnaire prior to the Company’s filing of the preliminary proxy statement for the applicable stockholder meeting or at such other time as may be reasonably requested by the Company, (ii) consent to customary background checks and credit reviews by the Company, (iii) execute an acknowledgement that such nominee will agree to abide by the terms of the applicable governance documents of the Company, including the corporate governance guidelines, charter, bylaws, committee charters or similar agreements in effect from time to time (such acknowledgement being the same in form and substance as that executed by other director candidates), and (iv) take any other actions as may be necessary and customary for onboarding of directors and generally applicable to all directors and director candidates of the Company, including such additional documentation that may be necessary to address a lack of certain security clearances. In addition, if the Company has a form of director confidentiality agreement, each nominee shall be required to execute such agreement.

(e) If any Specified Director ceases to serve on the Board for any reason, the vacancy resulting from such Specified Director ceasing to serve on the Board may be filled by resolution of a majority of the directors then in office.

Section 3.02. Committees.

(a) The Company shall establish and maintain an audit committee of the Board (the “Audit Committee”), a compensation committee of the Board (the “Compensation Committee”), a nominating and corporate governance committee of the Board (the “Nominating and Governance Committee”), and such other committees of the Board as the Board deems appropriate from time to time as provided in the Bylaws. The committees shall have such customary duties and responsibilities as set forth in the charters for such committees, subject to the provisions of this Agreement and applicable laws and stock exchange regulations.

(b) Subject to applicable laws and stock exchange regulations:

(i) until the later of (x) the second anniversary of the Merger Closing Date and (y) the date on which Sponsor Stockholder ceases to beneficially own, in the aggregate, a number of shares of Common Stock representing at least 25.1% of the issued and outstanding shares of Common Stock, (A) the number of directors on each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee shall be four, (B) two Specified Directors who qualify as Independent Directors shall be appointed to serve on the Audit Committee, (C) two Specified Directors shall be appointed to serve on the Compensation Committee (and, until the second anniversary of the Merger Closing Date, the chair of the Compensation Committee shall be any one of such Specified Directors who is willing and qualified under applicable law and stock exchange regulations), (D) two Specified Directors shall be appointed to serve on the Nominating and Governance Committee and (E) at least 50% of the directors appointed to serve on any committee of the Board (other than any committee formed to evaluate any transaction between Sponsor Stockholder, any Sponsor or any of their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand) shall be Specified Directors, in each case except to the extent there is an insufficient number of Specified Directors who are willing and qualified under applicable law and stock exchange regulations to serve on any such committees;

(ii) thereafter, until the Fallaway Date, with respect to each committee of the Board (other than any committee formed to evaluate any transaction between Sponsor Stockholder, any Sponsor or any of their respective Affiliates, on the one hand, and the Company or any of its Subsidiaries, on the other hand), for so long as at least one Specified Director is eligible to serve on such committee pursuant to applicable law and stock exchange regulations, at least one Specified Director shall be appointed to serve on such committee, in each case except to the extent there is an insufficient number of Specified Directors who are willing and qualified under applicable law and stock exchange regulations to serve on any such committees; and

(iii) until the second anniversary of the Merger Closing Date, (A) two Jacobs Designated Directors who qualify as Independent Directors shall be appointed to serve on the Audit Committee (and, until the second anniversary of the Merger Closing Date, the chair of the Audit Committee shall be any one of such Jacobs Designated Directors who is willing and qualified under applicable law and stock exchange regulations), (B) two Jacobs Designated Directors shall be appointed to serve on the Compensation Committee, (C) two Jacobs Designated Directors shall be appointed to serve on the Nominating and Governance Committee, (D) at least 50% of the directors appointed to serve on any committee of the Board shall be Jacobs Designated Directors and (E) the Lead Independent Director or the chair of the Nominating and Governance Committee (but not both) will be a Jacobs Designated Director, in each case except to the extent there is an insufficient number of Jacobs Designated Directors who are willing and qualified under applicable law and stock exchange regulations to serve on any such committees.

Section 3.03. Reimbursement of Expenses. In accordance with the Bylaws, the expense reimbursement policy of the Company and any other applicable policies and practices of the Company, the Company shall reimburse each Specified Director for all reasonable out-of-pocket costs and expenses incurred by such Specified Director in the course of his or her service as a director, including in connection with attending regular and special meetings of the Board, any committee thereof or any board or committee of any Subsidiary of the Company, including reasonable travel, lodging and meal expenses.

Section 3.04. Confidentiality. Notwithstanding Section 3.06 of this Agreement, Sponsor Stockholder shall, and shall cause each Sponsor and its and their respective Affiliates and Representatives to, (a) keep confidential any information (including oral, written and electronic information) concerning the Company or any of its Subsidiaries that may be furnished to Sponsor Stockholder, and Sponsor or any of its or their respective Affiliates or Representatives by or on behalf of the Company or any of its Subsidiaries or Representatives pursuant to this Agreement, including any such information provided pursuant to Section 3.05 of this Agreement (“Confidential Information”), (b) not disclose any Confidential Information to any Person (except pursuant to the last sentence of this Section 3.04) and (c) not use the Confidential Information except solely for the purposes of monitoring, administering or managing Sponsor Stockholder’s investment in the Company. Confidential Information will not include information that (i) is, was or becomes available to the public (other than as a result of a breach of any confidentiality obligation by Sponsor Stockholder or its Affiliates or Representatives), (ii) is or has been independently developed or conceived by Sponsor Stockholder without use of or reliance upon Confidential Information or (iii) is or has been made known or disclosed to Sponsor Stockholder or any of its Affiliates by a third party (other than an Affiliate of Sponsor Stockholder or a Representative of either of the foregoing) without a breach of any confidentiality obligations owed directly or indirectly to the Company or any of its Subsidiaries or Representatives of such third party. Notwithstanding anything to the contrary in this Section 3.04, Sponsor Stockholder may disclose Confidential Information (A) to its Representatives, including its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring, administering or managing Sponsor Stockholder’s investment in the Company (provided that such recipients of such Confidential Information are subject to customary confidentiality and non-use obligations), (B) to any prospective purchaser of any shares of Common Stock from Sponsor Stockholder as long as such prospective purchaser agrees to be bound by a customary confidentiality and non-use agreement (with the Company as an express third-party beneficiary of such agreement and provided that the Sponsor Stockholder shall promptly provide a copy of such executed agreement to the Company), (C) to any Sponsor or any Affiliate of Sponsor Stockholder or any Sponsor (who, for the avoidance of doubt, is subject to the confidentiality obligations in this Section 3.04), (D) any partner, member, limited partners, prospective partners or related investment fund of Sponsor Stockholder, any Sponsor or any of its or their respective Affiliates, or any of their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are subject to customary confidentiality and non-use obligations), (E) as may be reasonably determined by Sponsor Stockholder to be necessary in connection with Sponsor Stockholder’s enforcement of its rights in connection with this Agreement or (F) as may otherwise be required by law or legal, judicial or regulatory process; provided that Sponsor Stockholder takes reasonable steps to minimize the extent of any required disclosure described in the foregoing clauses (E) and (F); provided, further, that the acts and omissions of any Person to whom Sponsor Stockholder may disclose Confidential Information pursuant to clauses (A) and (C) of this sentence shall be attributable to Sponsor Stockholder for purposes of determining Sponsor Stockholder’s compliance with this Section 3.04, except those who have entered into a separate confidentiality or non-disclosure agreement with the Company.

Section 3.05. Information Rights. Prior to the Fallaway Date, in order to facilitate (i) Sponsor Stockholder’s compliance with legal and regulatory requirements applicable to the beneficial ownership by Sponsor Stockholder, any Sponsor or any of its or their respective Affiliates of equity securities of the Company and (ii) Sponsor Stockholder’s oversight of its investment in the Company, the Company agrees to provide Sponsor Stockholder with the following:

(a) within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, (ii) an audited, consolidated income statement of the Company and its Subsidiaries for such fiscal year and (iii) an audited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, (ii) an unaudited, consolidated income statement of the Company and its Subsidiaries for such fiscal quarter and (iii) an unaudited, consolidated statement of cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(c) reasonable access, to the extent reasonably requested by Sponsor Stockholder, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as Sponsor Stockholder may reasonably request; provided that any investigation pursuant to this Section 3.05(c) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries; and provided, further, that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so could (i) materially violate applicable law, an applicable order or a contract or obligation of confidentiality owing to a third party, (ii) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (iii) expose the Company to a material risk of liability for disclosure of personal information, or (iv) result in any violation of the National Industrial Security Program Operating Manual (NISPOM).

Section 3.06. Other Governance Matters.

(a) Prior to the third anniversary of the Merger Closing Date, without the prior written consent of Sponsor Stockholder, the Company shall not amend the Certificate of Incorporation or Bylaws to provide the stockholders of the company with proxy access rights.

(b) Subject to applicable law, for the term of this Agreement:

(i) subject to any contractual obligations by which the Company, Sponsor Stockholder, any Sponsor or any of their respective Affiliates may be bound from time to time, including Section 3.04 and this Section 3.06, no Sponsor Related Person shall have a duty to refrain from engaging, directly or indirectly, in the same or similar business activities or lines of business as the Company or any of the Company’s Affiliates, including those business activities or lines of business deemed to be competing with the Company or any of the Company’s Affiliates and any Sponsor Related Person engaging in any such activities, in and of itself, shall not constitute breach of any fiduciary duty by such Sponsor Related Person;

(ii) to the fullest extent permitted by law, but subject to any contractual obligations by which the Company, or any Sponsor Related Person may be bound from time to time, including Section 3.04 and this Section 3.06, no Sponsor Related Person shall have a duty to refrain from doing business with any client, customer or vendor of the Company or any of the Company’s Affiliates, and without limiting Article Eleven of the Certificate of Incorporation, no Sponsor Related Person shall be deemed to have breached its, his, her or its fiduciary duties, if any, to the Company or its stockholders or to any Affiliate of the Company or such Affiliate’s stockholders or members solely by reason of engaging in any such activity;

(iii) subject to any contractual provisions by which the Company, or any Sponsor Related Person may be bound from time to time, in the event that any Sponsor Related Person acquires knowledge of a potential transaction or other matter which may be a corporate opportunity for any Sponsor Related Person, on the one hand, and the Company or any of its Affiliates, on the other hand, no Sponsor Related Person shall have any duty to communicate or offer such corporate opportunity to the Company or any of its Affiliates, and to the fullest extent permitted by law, no Sponsor Related Person shall be liable to the Company or its stockholders, or any Affiliate of the Company or such Affiliate’s stockholders or members, for breach of any fiduciary duty or otherwise (but subject to any contractual obligations by which the Corporation or any Sponsor Related Person may be bound from time to time), solely by reason of the fact that any Sponsor Related Person acquires, pursues or obtains such corporate opportunity for itself, directs such corporate opportunity to another Person, or otherwise does not communicate information regarding such corporate opportunity to the Company or any of its Affiliates, unless in the case of any such Sponsor Related Person who is a director or officer of the Company, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company, and the Company (on behalf of itself and its Affiliates and their respective stockholders and Affiliates) to the fullest extent permitted by law hereby waives and renounces in accordance with Section 122(17) of the DGCL any claim that such corporate opportunity constituted a corporate opportunity that should have been presented to the Company or any of its Affiliates, unless in the case of any such Sponsor Related Person who is a director or officer of the Company, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company; and

(iv) the Company shall not amend Article Eleven of the Certificate of Incorporation in a manner that adversely impacts Sponsor Stockholder without the prior written consent of Sponsor Stockholder.

(c) Prior to the later of (i) the second anniversary of the Merger Closing Date and (ii) the date on which Sponsor Stockholder ceases to beneficially own, in the aggregate, a number of shares of Common Stock representing at least 25.1% of the issued and outstanding shares of Common Stock, the removal or appointment of the Chief Executive Officer of the Company shall require the affirmative vote of at least two thirds of the Board excluding the Chief Executive Officer and any other recused directors.

ARTICLE IV

Transfer Restrictions

Section 4.01. Lock-up.

(a) Until after the first anniversary of the Merger Closing Date (the “Lock-up Release Date”), Sponsor Stockholder shall not Transfer any Common Stock or Registrable Securities to any Person; provided, however, Sponsor Stockholder may Transfer Common Stock or Registrable Securities to (i) any direct or indirect equityholder of Sponsor Stockholder who is a current or former member of management of Merger Partner or any of its Subsidiaries, (ii) any Person in a transaction approved by a majority of the Board that includes at least one Jacobs Designated Director or (iii) to any Sponsor Transferee in connection with the disposal by Sponsor Stockholder of substantially all of the Registrable Securities held by Merger Partner Equityholder in one or a series of related transactions.

(b) In the event of any Transfer of Common Stock or Registrable Securities to a Sponsor Transferee, (i) such Sponsor Transferee shall agree (A) to be bound by this Agreement, including this Article IV and Article V, (B) succeed to all the rights and obligations of Sponsor Stockholder under this Agreement and (C) make the representations in Article II, in each case, by execution and delivery to the Company of a joinder agreement substantially in the form of Exhibit A and (ii) such Transfer shall comply with Section 7.05.

(c) In the event of a Transfer (i) pursuant to Section 4.01(a)(i) or (ii) of a number of shares of Common Stock representing 15% or more of the outstanding shares of Common Stock to any Person or “group” (as defined in Section 13(d) of the Exchange Act): (x) if such Transfer occurs prior to the Lock-up Release Date, such transferee or transferees shall agree to lock-up and standstill provisions no less restrictive than such provisions contained in Section 4.01(a) and Article V and (y) if such Transfer occurs after the Lock-up Release Date, such transferee or transferees shall agree to standstill provisions no less restrictive than such provisions contained in Article V.

(d) To the extent any Transfer of shares of Common Stock held by Sponsor Stockholder is permitted by this Article IV (including any sales pursuant to Article VI), the Company shall cooperate with Sponsor Stockholder and its transfer agent to facilitate the timely preparation, delivery and Transfer of such shares of Common Stock held by Sponsor Stockholder, including by using reasonable best efforts to (i) provide an indemnity to its transfer agent such that no transferor or transferee with respect to any such Transfer of shares of Common Stock is required to provide a medallion guarantee or similar assurance to effect such Transfer or any subsequent Transfer of such Common Stock; (ii) deliver customary instruction letters by the Company or its counsel to the Company’s transfer agent; (iii) deliver customary legal opinions of counsel to the Company and the Company’s transfer agent in connection with the Transfer of such Common Stock; (iv) provide for the Transfer of such Common Stock without restrictive legends, to the extent no longer applicable and (v) otherwise facilitate the Transfer of such Common Stock in book-entry form. For purposes of this Section 4.01(d) only, the term “Transfer” shall include any action with respect to shares of Common Stock for which the Company’s transfer agent may require a medallion guarantee, letter of instruction or similar assurance (e.g., moving shares of Common Stock between accounts directly owned by or in the name of the same Person).

(e) Any Transfer that does not comply with the requirements of this Article IV shall be null and void ab initio.

ARTICLE V

Standstill

Section 5.01. Standstill Period. For so long as Sponsor Stockholder is entitled to designate an individual for election to the Board pursuant to Section 3.01 (the “Standstill Period”), Sponsor Stockholder shall not, and shall cause each Sponsor and their respective Affiliates not to, directly or indirectly, alone or acting in concert or as a “group” (as defined in Section 13(d) of the Exchange Act) with any holders of Common Stock, but subject, in each case, to the provisions of Section 5.02:

(a) acquire, offer or seek to acquire, or agree to acquire Common Stock, any other voting securities of the Company or options, rights to acquire or other derivative instruments with respect thereto, or make any tender or exchange offer or propose any merger, consolidation or any other business combination, either publicly or in a manner that would reasonably be expected to require public disclosure by the Company or Sponsor Stockholder (the restrictions specified in this Section 5.01(a), the “Acquisition Restrictions”);

(b) call or seek to call a meeting of the Company’s stockholders or initiate a stockholder proposal for action by the Company’s stockholders;

(c) engage in, directly or indirectly, any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents with respect to the election or removal of directors or other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(d) seek election or appointment to, or representation on, the Board, or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board other than pursuant to Section 3.01;

(e) enter into any negotiations, arrangements, discussions, agreements or understandings with (whether written or oral), or advise, finance, or solicit, or knowingly facilitate, assist, encourage or seek to persuade, in each case, any third party to take or cause any of the foregoing actions; or

(f) make any public announcement with respect to, or make any public announcement inconsistent with, or contesting the validity of, any of the foregoing.

Section 5.02. Exceptions to the Standstill. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Sponsor Stockholder, any Sponsor Transferee or any Specified Director or any of their Representatives from (i) communicating privately with the Board regarding any matter set out in Section 5.01, so long as such communications or proposals are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or proposals or (ii) enforcing, or seeking to enforce, any of Sponsor Stockholder’s rights under this Agreement or any other Transaction Document.

Section 5.03. Termination.

(a) The Acquisition Restrictions shall terminate on the date after the second anniversary of the Merger Closing Date.

(b) The Standstill Period shall terminate automatically in the event that:

(i) a third party (who is not an Affiliate of Sponsor Stockholder, any Sponsor or their respective Affiliates) commences a tender offer for more than 25% of the issued and outstanding shares of Common Stock of the Company and the Board recommends that holders of outstanding shares of Common Stock accept such tender offer;

(ii) a third party (who is not an Affiliate of Sponsor Stockholder, any Sponsor or their respective Affiliates) or “group” of such third parties (as defined in Section 13(d) of the Exchange Act) becomes the beneficial owner of more than 25% of the issued and outstanding Common Stock of the Company other than as a result of a breach of this Agreement; or

(iii) the Company enters into a definitive agreement with a third party (who is not an Affiliate of Sponsor Stockholder, any Sponsor or their respective Affiliates) in respect of a merger, consolidation or any other business combination in which the shareholders of the Company immediately prior to such transaction would not beneficially own at least 75% of the issued and outstanding Common Stock of the Company (or the successor company) following such transaction.

Section 5.04. Voting and Removal for Directors. Prior to the first anniversary of the Merger Closing Date (or, in the case of the Chair (or Executive Chair) of the Board, prior to the second anniversary of the Merger Closing Date), Sponsor Stockholder (a) shall vote in favor of all Jacobs Designated Directors included in the Company’s proxy statement and proxy card filed in connection with any stockholder meeting for the election of directors and (b) shall not, directly or indirectly, alone or acting in concert or as a “group” (as defined in Section 13(d) of the Exchange Act) with any holders of Common Stock, seek, propose or vote any shares of Common Stock or any other voting securities of the Company in favor of the removal of any Jacobs Designated Director from the Board, other than for cause.

Section 5.05. Third-Party Beneficiaries. The parties hereto acknowledge and agree that Jacobs, for one year following the Merger Closing Date, is a third-party beneficiary of the terms set forth in Section 4.01, Article V and Section 6.09.

ARTICLE VI

Registration Rights

Section 6.01. Shelf Registration.

(a) Upon the request of Sponsor Stockholder from time to time, the Company shall use reasonable best efforts to file, following the Lock-up Release Date, a Shelf Registration Statement (which shall be on Form S-3 if the Company is then S-3 Eligible) permitting the resale from time to time on a delayed or continuous basis pursuant to Rule 415 of the Securities Act by Sponsor Stockholder of the Registrable Securities, which shall be filed as an automatically effective Registration Statement if the Company is then eligible for such filing, and use reasonable best efforts to cause such Shelf Registration Statement to become effective promptly and thereafter keep it effective (including by renewing or refiling upon expiration) until the expiration of the Shelf Period (as defined below). Thereafter, the Company shall, as promptly as reasonably practicable following the written request of Sponsor Stockholder for a resale of Registrable Securities (a “Takedown Request”), but no earlier than the Lock-up Release Date, file a prospectus supplement or an amendment (a “Takedown Prospectus Supplement”) to such Shelf Registration Statement filed under Rule 424 promulgated under the Securities Act as may be necessary to enable resales of the Registrable Securities pursuant to Sponsor Stockholder’s intended method of distribution thereof, and to the extent such Takedown Prospectus Supplement is not automatically effective upon filing, shall, subject to the terms of this Article VI, use its reasonable best efforts to cause such Takedown Prospectus Supplement to be declared effective under the Securities Act promptly after the filing thereof and, if required, to qualify under the “blue sky” laws of such jurisdictions as Sponsor Stockholder or any underwriter reasonably requests. Each Takedown Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof. Sponsor Stockholder agrees to provide the Company with such information in connection with a Takedown Request as may be reasonably requested by the Company to ensure that the Takedown Prospectus Supplement complies with the requirements of the Securities Act.

(b) Following the Lock-up Release Date, the Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 6.01(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by Sponsor Stockholder to effect an offering of all or a portion of its Registrable Securities (such offering, a “Shelf Take-Down”) until the earlier of (i) the date as of which there are no longer any Registrable Securities and (ii) such shorter period as Sponsor Stockholder may agree in writing (such period of effectiveness, the “Shelf Period”).

Section 6.02. Demand Registration.

(a) Following the Lock-up Release Date, if at any time the Shelf Registration Statement pursuant to Section 6.01 is not available for the resale of the Registrable Securities, including if for any reason the Company is ineligible to maintain or use a Shelf Registration Statement, the Company shall, as promptly as reasonably practicable (and, in any event, within (i) 45 days in the case of a Registration Statement on Form S-3 or (ii) 60 days in the case of a Registration Statement on Form S-1) following the written request of Sponsor Stockholder for Registration under the Securities Act of all or part of the Registrable Securities (a “Demand Request”), file a Registration Statement with the SEC (a “Demand Registration Statement”) with respect to resales of the Registrable Securities pursuant to Sponsor Stockholder’s intended method of distribution thereof, and shall, subject to the terms of this Article VI, use its reasonable best efforts to cause such Demand Registration Statement to be declared effective under the Securities Act promptly after the filing thereof (and in any event no later than 60 days after such filing) and, if required, to qualify under the “blue sky” laws of such jurisdictions as Sponsor Stockholder or any underwriter reasonably requests; provided that such Demand Registration Statement shall be filed on (A) Form S-3, if the Company is then S-3 Eligible, or (B) any other appropriate form under the Securities Act for the type of offering contemplated by Sponsor Stockholder, if the Company is not then S-3 Eligible. Each Demand Request shall specify the Registrable Securities to be Registered, their aggregate amount, and the intended method or methods of distribution thereof. Sponsor Stockholder agrees to provide the Company with such information in connection with a Demand Request as may be reasonably requested by the Company to ensure that the Demand Registration Statement complies with the requirements of the Securities Act. Notwithstanding anything in this Agreement to the contrary, the Company shall only be obligated to use reasonable best efforts to file and cause up to three Demand Registration Statements to be declared effective under the Securities Act within any 365-day period pursuant to this Section 6.02.

(b) The Company shall be deemed to have effected a Demand Registration for purposes of this Section 6.02, Section 6.03(a) and Section 6.04(a) if the Demand Registration Statement becomes effective by the SEC and remains effective until the earlier of (i) 90 days after the effective date or (ii) such time as all Registrable Securities covered by such Registration Statement have been sold or withdrawn in accordance with this Section 6.02, or if such Registration Statement relates to an Underwritten Offering (as defined below), such longer period as, in the opinion of outside legal counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period” ); provided that (i) if, during the Demand Period, such Registration or the successful completion of the relevant sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, or a Blackout Period or the need to update or supplement the Registration Statement, the Demand Period shall be extended on a day-for-day basis by the number of days such Registration or successful completion is prevented and (ii) no Demand Registration shall be deemed to have been effective for purposes of Section 6.03(a) and Section 6.04(a) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with any Underwritten Offering pursuant to such Demand Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by Sponsor Stockholder.

Section 6.03. Registration Obligations.

(a) Notwithstanding anything to the contrary set forth in Section 6.01 or Section 6.02, the Company shall not be obligated to prepare, file and cause to become effective (i) more than three Demand Registration Statements within any 365-day period or (ii) any Demand Registration Statement in respect of Registrable Securities the expected proceeds from the sale thereof is less than $50,000,000 (unless, in the case of the foregoing clause (ii), Sponsor Stockholder is proposing to sell all of its remaining Registrable Securities).

(b) Any Takedown Request or Demand Request may be revoked by notice from Sponsor Stockholder to the Company at any time prior to the effective date of the corresponding Takedown Prospectus Supplement or Demand Registration Statement; provided that Sponsor Stockholder reimburses the Company for all reasonable and documented out-of-pocket expenses incurred by the Company in connection with such revoked Takedown Request or Demand Request (other than any expenses incurred by the Company in connection with a Takedown Request or Demand Request revoked by Sponsor Stockholder in connection with a Blackout Period or at a time one or more executive officers of the Company has determined the Company is entitled to impose a Blackout Period as set forth in Section 6.03(c)).

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled to postpone and delay, for reasonable periods of time not in excess of 60 days in the aggregate in any 12-month period (a “Blackout Period”), the filing or effectiveness of any Takedown Prospectus Supplement or Demand Registration Statement or the offer or sale of any Registrable Securities thereunder if one or more executive officers of the Company shall determine in good faith that such filing or effectiveness or such offering or sale of any Registrable Securities thereunder, as applicable, would (i) impede, delay or otherwise interfere with any pending or contemplated material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company, (ii) based upon advice from a nationally recognized investment banker or financial advisor to the Company, materially and adversely impede, delay or otherwise interfere with any pending or contemplated financing, offering or sale of any class of securities by the Company, (iii) require Adverse Disclosure or (iv) have a material adverse effect on the Company. Upon notice by the Company to Sponsor Stockholder of any such determination, Sponsor Stockholder shall, except as required by applicable law, including any disclosure obligations under Section 13 of the Exchange Act, keep the fact of any such notice strictly confidential, and during any Blackout Period, promptly halt any offer, sale, trading or Transfer by it of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated by written notice by the Company to Sponsor Stockholder) and promptly halt any use, publication, dissemination or distribution of any Prospectus or prospectus supplement covering such Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such Prospectus or prospectus supplement.

Section 6.04. Underwritten Offering.

(a) Following the Lock-up Release Date, at any time after the Shelf Registration Statement required pursuant to Section 6.01 becomes effective, or as part of a Demand Request in accordance with Section 6.02, Sponsor Stockholder may deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to such Shelf Registration Statement or Demand Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, however, that Sponsor Stockholder may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which are expected to be less than $50,000,000 (unless Sponsor Stockholder is proposing to sell all of its remaining Registrable Securities), (ii) launch more than three Underwritten Offerings within any 365-day period or (iii) launch an Underwritten Offering within a Blackout Period.

(b) In the event of an Underwritten Offering, Sponsor Stockholder shall select the managing underwriter(s) to administer the Underwritten Offering; provided that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which consent is not to be unreasonably withheld, delayed or conditioned. The Company and Sponsor Stockholder will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c) If, pursuant to Section 6.03(c), the Company defers any Registration of Registrable Securities in response to an Underwritten Offering Notice, Sponsor Stockholder shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 6.04(a).

Section 6.05. Piggy-Back Registration. If, following the Lock-up Release Date, the Company at any time proposes or is required to Register any Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders (including Sponsor Stockholder), on a form and in a manner that would permit Registration of the Registrable Securities (other than in connection with (i) dividend reinvestment plans, (ii) rights offerings, (iii) a Registration Statement on Form S-4 or Form S-8 or any similar successor form or (iv) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Common Stock and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell shares of Common Stock into which such notes may be converted or exchanged; provided, that the Company may not effect any offering or Shelf Take-Down with respect to shares of Common Stock on such initial Shelf Registration Statement unless the Company provides Sponsor Stockholder with a Piggy-Back Company Notice (as defined below) with respect to (A) such offering or Shelf Take-Down or (B) a concurrent Registration Statement) then the Company shall give Sponsor Stockholder prompt written notice (a “Piggy-Back Company Notice”) of its intent to do so not less than 15 Business Days prior to the contemplated filing date for such Registration Statement. Upon the written request of Sponsor Stockholder (a “Piggy-Back Request”), given within five Business Days following the time that Sponsor Stockholder was given any such written notice (which Piggy-Back Request shall specify the number of Registrable Securities requested to be Registered on behalf of Sponsor Stockholder) (the “Piggy-Back Securities”), the Company shall include in such Registration Statement, subject to the provisions of this Section 6.05 and, in the case of a Registration on behalf of any of the Company’s stockholders, subject to the rights of such stockholders, the number of Registrable Securities set forth in such Piggy-Back Request.

Section 6.06. Cutbacks. In the event that (x) the Company proposes or is required (other than pursuant to a Takedown Request or Demand Request) to Register Common Stock in connection with an Underwritten Offering, (y) Sponsor Stockholder has made a Piggy-Back Request in accordance with Section 6.05 with respect to such offering and (z) a nationally recognized investment banking firm selected by the Company to act as managing underwriter thereof reasonably and in good faith shall have advised the Company, Sponsor Stockholder or any other holder of Common Stock intending to offer Common Stock in the offering, as applicable (each, an “Other Holder”), in writing that, in its opinion, the inclusion in the Registration Statement of some or all the shares of Common Stock sought to be Registered by the Company, Sponsor Stockholder or the Other Holder(s) would adversely affect the price or success of the offering, the Company shall include in such Registration Statement such number of shares of Common Stock as the Company is reasonably advised can be sold in such offering without such an effect (the “Maximum Number”) as follows and in the following order of priority:

(a) if such Registration is by the Company for its own account, (i) first, such number of shares of Common Stock as the Company proposes to Register for its own account, (ii) second, to the extent the number of shares of Common Stock to be included in the Registration pursuant to clause (i) is less than the Maximum Number, such number of Piggy-Back Securities as Sponsor Stockholder proposes to be included pursuant to a Piggy-Back Request, and (iii) third, to the extent the number of shares of Common Stock to be included in the Registration pursuant to the foregoing clauses (i) and (ii) is less than the Maximum Number, such number of shares of Common Stock as all Other Holders request to be included for their own account (with such number of shares allocated pro rata among the Other Holders in proportion to their respective beneficial ownership of such shares); or

(b) if such Registration is pursuant to the Demand Registration rights of one or more Other Holders, (i) first, such number of shares of Common Stock as such Other Holder(s) and Sponsor Stockholder propose to be included (with such number of shares allocated pro rata among the Other Holder(s) and Sponsor Stockholder in proportion to their respective beneficial ownership of such shares) and (ii) second, to the extent the number of shares of Common Stock to be included in the Registration pursuant to clause (i) of this subparagraph (b) is less than the Maximum Number, such number of shares of Common Stock as the Company requests to be included.

Section 6.07. Rule 144A and Regulation S Sales. Following the Lock-up Release Date, Sponsor Stockholder shall, in accordance with Rule 144A and/or Regulation S under the Securities Act (or any successor provisions), have analogous rights to sell its Registrable Securities in a marketed offering under Rule 144A and/or Regulation S (or any successor provisions) under the Securities Act through one or more initial purchasers on a firm-commitment basis, using procedures that are substantially equivalent to those specified in this Article VI. The Company agrees to use its reasonable best efforts to cooperate to effect any such sales under such Rule 144A and/or Regulation S (or any successor provisions). Except as may be required by Rule 144A and/or Regulation S (or any successor provision), nothing in this Section 6.07 shall impose any additional or more burdensome obligations on the Company than would apply under this Article VI, in each case, mutatis mutandis in respect of a Registered Underwritten Offering (including the estimated gross proceeds minimum set forth in Section 6.04(a)), or require that the Company take any actions that it would not be required to take in an Underwritten Offering of such Registrable Securities.

Section 6.08. Rule 144.

(a) With a view to making available the benefits of Rule 144 to Sponsor Stockholder, the Company agrees that, for so long as Sponsor Stockholder owns Registrable Securities, the Company will use its reasonable best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Lock-up Release Date; and (ii) following the Lock-up Release Date, for so long as a Sponsor Stockholder owns any Restricted Securities, furnish to Sponsor Stockholder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

(b) For so long as Sponsor Stockholder owns Registrable Securities, the Company will use reasonable best efforts to take such further necessary action as any holder of Registrable Securities may reasonably request in connection with the removal of any restrictive legend on the Registrable Securities being sold, all to the extent required from time to time to enable Sponsor Stockholder to sell the Restricted Securities following the Lock-up Release Date without Registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Section 6.09. Holdback Agreements.

(a) To the extent requested in writing by the managing underwriter or underwriters of any Underwritten Offering and to the extent Sponsor Stockholder signs a lock-up agreement (other than in the case of an Underwritten Offering of all Registrable Securities held by Sponsor Stockholder), the Company agrees not to, and shall use reasonable best efforts to obtain agreements (in the underwriters’ customary form) from its directors and executive officers (including any deemed “officers” under Section 16 of the Exchange Act) not to, directly or indirectly offer, Transfer or pledge, contract to Transfer any equity securities of the Company, during the 90 days beginning on the pricing date of such Underwritten Offering (except as part of such Underwritten Offering or any Transfer pursuant to Registrations on Form S-8 or Form S-4) unless Sponsor Stockholder and the managing underwriter or underwriters otherwise agree to a shorter period. Each Person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by Sponsor Stockholder and the managing underwriter or underwriters for any Underwritten Offering and the terms of such lock-up agreements shall govern such Person in lieu of the preceding sentence.

(b) To the extent requested in writing by the underwriter(s) or exchanging bank(s) in connection with a debt-for-equity exchange by Jacobs with respect to its Common Stock, the Company agrees not to, and shall use reasonable best efforts to obtain agreements (in the underwriters’ or banks’ customary form) from their respective directors and executive officers not to, directly or indirectly offer, Transfer, pledge or contract to Transfer any equity securities of the Company, during the 90 days beginning on the pricing date for such debt-for-equity exchange unless the underwriters or banks otherwise agree to a shorter period. Each Person subject to the restrictions of the preceding sentence shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the underwriters or banks for the debt-for-equity exchange and the terms of such lock-up agreements shall govern such Person in lieu of the preceding sentence. For the avoidance of doubt, the agreements described in the first sentence of this Section 6.09(b) shall not apply to any Common Stock held by Sponsor Stockholder.

Section 6.10. Registration Procedures.

(a) In connection with each Registration Statement prepared pursuant to this Article VI pursuant to which Registrable Securities will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Securities as described in such Registration Statement, the Company shall:

(i) use its reasonable best efforts to, as promptly as reasonably practicable (and within the time requirements set out in this Article VI), prepare and file with the SEC a Registration Statement on an appropriate Registration form of the SEC and thereafter use reasonable best efforts to cause such Registration Statement to become effective under the Securities Act promptly after the filing thereof, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by such form to be filed therewith; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to one or more legal counsel selected by Sponsor Stockholder draft copies of all such documents proposed to be filed at least ten Business Days prior to such filing, which documents will be subject to the reasonable review and comment of Sponsor Stockholder and its agents and Representatives and the underwriters, if any, and the Company shall not file any amendment or supplement to a Takedown Prospectus Supplement or Demand Registration Statement to which Sponsor Stockholder or the underwriters, if any, shall reasonably object;

(ii) as promptly as reasonably practicable thereafter, furnish without charge to Sponsor Stockholder and the underwriters, if any, at least one conformed copy of the Registration Statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by Sponsor Stockholder or an underwriter, except to the extent such exhibits and schedules are currently available via the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”)) and such number of copies of the Registration Statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented Prospectuses included in such Registration Statement as Sponsor Stockholder or the underwriters, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by Sponsor Stockholder (the Company hereby consents to the use in accordance with the U.S. securities laws of such Registration Statement (or post-effective amendment thereto) and each such Prospectus (or preliminary Prospectus or supplement thereto) by Sponsor Stockholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);

(iii) use its reasonable best efforts to keep such Registration Statement effective for the Effective Period, prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to maintain the effectiveness of the Registration for the Effective Period and cause the Prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv) use its reasonable best efforts to, as promptly as reasonably practicable, Register or qualify the Registrable Securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as are reasonably necessary, keep such Registrations or qualifications in effect for so long as the Registration Statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable Sponsor Stockholder or any underwriter to consummate the disposition of the Registrable Securities in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this subparagraph (iv), be required to be so qualified, (B) execute or file any general consent to service of process under the laws of any jurisdiction, (C) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the Registration Statement, or (D) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this subparagraph (iv);

(v) use its reasonable best efforts to, as promptly as reasonably practicable, cause all Registrable Securities covered by such Registration Statement, if any, to be listed (after notice of issuance) on the NYSE or on the principal securities exchange or interdealer quotation system on which the Common Stock is then listed or quoted;

(vi) use its reasonable best efforts to promptly notify Sponsor Stockholder and the managing underwriter or underwriters, if any, after becoming aware thereof, (A) when the Registration Statement or any related Prospectus or any amendment or supplement thereto has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the Registration Statement or the related Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the Registration Statement or any post-effective amendment thereto, Prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or post-effective amendment thereto or any Prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) during the Effective Period, use its reasonable best efforts to obtain, as promptly as practicable, the withdrawal of any order enjoining or suspending the use or effectiveness of the Registration Statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practicable;

(viii) use its reasonable best efforts to deliver promptly to Sponsor Stockholder and the managing underwriters, if any, copies of all correspondence between the SEC and the Company, its legal counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement (except to the extent such correspondence is currently available via EDGAR);

(ix) use its reasonable best efforts to permit Sponsor Stockholder, the underwriters(s) and its and their respective Representatives to do such reasonable investigation with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary for the purpose of conducting due diligence with respect to the Company;

(x) use its reasonable best efforts to, as promptly as reasonably practicable, provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(xi) use its reasonable best efforts to cooperate with Sponsor Stockholder and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry shares representing the Registrable Securities to be sold under the Registration Statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and Registered in such names as the managing underwriters, if any, may request in writing or, if not an Underwritten Offering, in accordance with the instructions of Sponsor Stockholder, in each case at least two Business Days prior to any sale of Registrable Securities;

(xii) in the case of a firm commitment Underwritten Offering, use its reasonable best efforts to, as promptly as reasonably practicable, enter into an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) for firm commitment underwritten secondary offerings of the nature contemplated by the applicable Registration Statement;

(xiii) use its reasonable best efforts to, as promptly as reasonably practicable, obtain an opinion from the Company’s outside and internal legal counsel and a “comfort” letter (and bring-down “comfort” letter) from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company, any accounting predecessor or successor to the Company (including, for the avoidance of doubt, the SpinCo Business (as defined in the Separation and Distribution Agreement)) or any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement) in customary form and covering such matters as are customarily covered by such opinions, “comfort” letters and bring-down “comfort” letters in connection with an offering of the nature contemplated by the applicable Registration Statement;

(xiv) use its reasonable best efforts to, as promptly as reasonably practicable, provide to legal counsel to Sponsor Stockholder and to the managing underwriters, if any, and no later than the time of filing of any document which is to be incorporated by reference into the Registration Statement or Prospectus (after the initial filing of such Registration Statement), copies of any such document;

(xv) cause its officers to fully cooperate with the marketing of the Registrable Securities covered by the Registration Statement, including, at the recommendation or request of the underwriters, making themselves available to participate in presentations (including “road-shows”), “one-on-one,” and other customary marketing activities in such locations (domestic and foreign) as recommended by the underwriter(s);

(xvi) take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xvii) otherwise use its reasonable best efforts to comply with, and cause its officers to comply with, all applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) (including by collecting and delivering any FINRA questionnaires requested by counsel to Sponsor Stockholder), the SEC and NYSE (or any other applicable national securities exchange);

(xviii) use its reasonable best efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company; and

(xix) use its reasonable best efforts to take all other steps, at the written request of Sponsor Stockholder, as may be necessary to effect the registration and offer of the Registrable Securities as required hereby.

(b) In the event that the Company would be required, pursuant to Section 6.10(a)(vi)(E), to notify Sponsor Stockholder or the managing underwriter or underwriters, if any, of the happening of any event specified therein, the Company shall, subject to Section 6.03(c), as promptly as practicable, prepare and furnish to Sponsor Stockholder and to each such underwriter a reasonable number of copies of a Prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities that have been Registered pursuant to this Agreement, such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Sponsor Stockholder agrees that, upon receipt of any notice from the Company pursuant to Section 6.10(a)(vi)(E), it shall, and shall use its reasonable best efforts to, cause any sales or placement agent or agents for the Registrable Securities and the underwriters, if any, to forthwith discontinue disposition of the Registrable Securities until such Person shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the Prospectus (prior to such amendment or supplement) covering such Registrable Securities as soon as practicable after Sponsor Stockholder’s receipt of such notice.

(c) If requested by the managing underwriter for an Underwritten Offering (primary or secondary) of any equity securities of the Company, Sponsor Stockholder agrees not to effect any Transfer of any Registrable Securities, including any sale pursuant to Rule 144, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the 10 days prior to, and during the 90-day period (or such longer period as Sponsor Stockholder agrees with the underwriter of such offering) beginning on, the consummation of any underwritten public offering covered by a Registration Statement referred to in Section 6.05 if Sponsor Stockholder is permitted to include Registrable Securities thereunder.

(d) The Company hereby agrees that if it shall previously have received a request pursuant to Section 6.01 or Section 6.02 for Registration of Registrable Securities in an Underwritten Offering, and if such previous Registration shall not have been withdrawn or abandoned, the Company, if requested by the managing underwriter for such Underwritten Offering, shall not Transfer to a third party or third parties any Common Stock, any other equity security of the Company or any security convertible into or exchangeable for any equity security of the Company until the earlier of (i) 90 days after the effective date of such Registration Statement and (ii) such time as all of the Registrable Securities covered by such Registration Statement have been distributed; provided, however, that notwithstanding the foregoing, the Company may Transfer Common Stock or such other securities (A) as part of such Underwritten Offering, (B) pursuant to a Registration Statement on Form S-8 or Form S-4 under the Securities Act or any successor or similar form, (C) as part of a transaction under Rule 145 of the

Securities Act, (D) in one or more private transactions that would not interfere with the method of distribution contemplated by such Registration Statement or (E) if such Transfer was publicly announced or agreed to in writing by the Company prior to the date of the receipt of such request pursuant to Section 6.01.

(e) Sponsor Stockholder shall furnish to the Company in writing such information regarding Sponsor Stockholder and its intended method of distribution of the Registrable Securities as the Company may from time to time reasonably request in writing in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the Prospectus relating to such Registrable Securities conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Sponsor Stockholder shall promptly notify the Company of any inaccuracy or change in information previously furnished by Sponsor Stockholder to the Company or of the occurrence of any event, in either case as a result of which any Prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) In the case of any Underwritten Offering of shares of Common Stock Registered under a Takedown Prospectus Supplement or a Demand Registration Statement, or in the case of a Registration under Section 6.05 if the Company has entered into an underwriting agreement in connection therewith, all shares of Common Stock to be included in such offering or Registration, as the case may be, shall be subject to the applicable underwriting agreement and no Person may participate in such offering or Registration unless such Person agrees to sell such Person’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or Register such Person’s Common Stock.

Section 6.11. No Inconsistent Agreements. Without the prior written consent of Sponsor Stockholder, except for the Registration Rights Agreement entered into on the date hereof, by and between Jacobs and the Company, neither the Company nor any of its Subsidiaries shall enter into any agreement granting Registration or similar rights to any Person that are prior in right, pari passu or inconsistent with the rights under this Agreement.

Section 6.12. Registration Expenses. In connection with any Registration and sale of any Registrable Securities by Sponsor Stockholder, the Company shall bear all reasonably incurred, out-of-pocket Registration and filing fees, printing costs and fees and expenses of its and each Sponsor Stockholder’s legal counsel and accountants and, to the extent not borne by the underwriters in accordance with the terms of the applicable underwriting agreement, any underwriters (excluding, for the avoidance of doubt, any underwriters’ discounts or fees), except as otherwise provided in Section 6.02 where a request is revoked at the request of Sponsor Stockholder.

Section 6.13. Indemnification; Contribution.

(a) To the fullest extent permitted by applicable law, the Company shall, and it hereby agrees to, indemnify and hold harmless Sponsor Stockholder, each underwriter and the equityholders, controlling persons, directors, officers and employees of each of the foregoing in any offering or sale of the Registrable Securities, including pursuant to Section 6.01, Section 6.02 or Section 6.05, against any losses, claims, damages or liabilities, actions or proceedings (whether commenced or threatened) in respect thereof and expenses (including actual and documented out-of-pocket fees of legal counsel reasonably incurred) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse periodically each such indemnified Person for any actual and documented out-of-pocket legal or other actual and documented out-of-pocket expenses reasonably incurred by it in connection with investigating or defending any such Claims; provided, however, that the Company shall not be liable to any such Person in any such case to the extent that any such Claims arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus, or amendment or supplement thereto, in reliance upon written information furnished to the Company (x) by Sponsor Stockholder or any Representative of Sponsor Stockholder, expressly for use therein, it being understood and agreed that the only such information furnished by Sponsor Stockholder or any Representative of Sponsor Stockholder consists of the information described as such in Section 6.13(b) or (y) by or on behalf of any underwriter expressly for use therein.

(b) To the fullest extent permitted by applicable law, Sponsor Stockholder shall, and hereby agrees to, (i) indemnify and hold harmless the Company, its directors, officers, employees and its other equityholders and each underwriter, its partners, officers, directors, employees and controlling Persons, if any, in any offering or sale of Registrable Securities by it against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of, relate to, are in connection with, or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information regarding Sponsor Stockholder furnished to the Company by Sponsor Stockholder or any Representative of Sponsor Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by Sponsor Stockholder or any Representative of Sponsor Stockholder consists of the number of shares of Common Stock owned by Sponsor Stockholder, the number of Registrable Securities proposed to be sold by Sponsor Stockholder, the name and address of Sponsor Stockholder and the method of distribution proposed by Sponsor Stockholder, and (ii) reimburse the Company for any actual and documented out-of-pocket legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such Claim; provided, however, that in no event shall any indemnity or reimbursement by Sponsor Stockholder under this Section 6.13(b) exceed an amount equal to the net proceeds received by Sponsor Stockholder in respect of the sale of Registrable Securities giving rise to such indemnification or reimbursement obligation.

(c) Sponsor Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 6.13(a) or Section 6.13(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each Indemnifying Party (as defined below) shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such Indemnifying Party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 6.13(c) is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the Indemnifying Party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6.13(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 6.13(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 6.14) any actual and documented out-of-

pocket legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 6.14. Indemnification Procedures.

(a) If an indemnified party shall desire to assert any claim for indemnification provided for under Section 6.13 in respect of, arising out of or involving a Claim against such indemnified party, such indemnified party shall notify the Company or Sponsor Stockholder, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b) If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the Claim involves potential conflicts of interest or substantially different defenses for the indemnified party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ legal counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the legal counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the actual and documented out-of-pocket fees and expenses of legal counsel reasonably incurred by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the other party shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and use of reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, only if such settlement (i) includes an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(c) The indemnification provided for under this Article VI will remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party or any officer, director employee, equityholder or controlling Person of such indemnified party and will survive the registration and sale of any Registrable Securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

ARTICLE VII

Miscellaneous

Section 7.01. Term. This Agreement will be effective as of the date hereof. This Agreement (other than Article VI and Article VII, which shall survive the expiration or termination of this Agreement indefinitely) shall terminate automatically on the Fallaway Date; provided that Section 3.04 shall survive for a period of three years after the expiration or termination of this Agreement.

Section 7.02. Stockholder Indemnification; Limitation of Liability. The Company shall defend, indemnify and hold harmless each Sponsor Related Person from and against any Claims to which such Sponsor Related Person may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein), or actions or proceedings in respect thereof, arise out of, relate to, are in connection with, or are based upon, and no Sponsor Related Person shall be personally liable to the Company or any other Sponsor Related Person for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with, (a) any Sponsor Related Person’s beneficial ownership of Common Stock or other equity securities of the Company or control or ability to influence the Company or any of its Subsidiaries (other than to the extent such Claims or actions or proceedings (i) arise out of any breach of this Agreement or other contractual obligation by a Sponsor Related Person or the breach of any fiduciary or other similar duty or obligation of such Sponsor Related Person or (ii) are directly caused by such Person’s willful misconduct), or (b) the business, operations, properties, assets or other rights or liabilities of the Company or any of its Subsidiaries. If a Sponsor Related Person shall desire to assert any claim for indemnification provided for under this Section 7.02 in respect of, arising out of or involving a Claim against such Sponsor Related Person, the indemnification procedures contained in Section 6.14 shall govern, mutatis mutandis.

Section 7.03. Indemnification Priority. The Company hereby acknowledges that the Sponsor Related Persons may have certain rights to indemnification, advancement of expenses or insurance provided by one or more Sponsor Related Persons (collectively, the “Sponsor Stockholder Indemnitors”). The Company hereby (a) agrees that the Company and any Subsidiary of the Company that provides an indemnity shall be the indemnitor of first resort (i.e., its or their obligations to a Sponsor Related Person shall be primary and any obligation of any Sponsor Stockholder Indemnitor to advance expenses or to provide indemnification for the same expenses or liabilities incurred by a Sponsor Related Person shall be secondary), (b) agrees that it shall be required to advance the full amount of expenses incurred by a Sponsor Related Person and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement or any other agreement between the Company and a Sponsor Related Person, without regard to any rights a Sponsor Related Person may have against any Sponsor Stockholder Indemnitor or their insurers, and (c) irrevocably waives, relinquishes and releases the Sponsor Stockholder Indemnitors from any and all claims against the Sponsor Stockholder Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Sponsor Stockholder Indemnitors on behalf of a Sponsor Related Person with respect to any claim for which such Sponsor Related Person has sought indemnification from the Company, as the case may be, shall affect the foregoing and the Sponsor Stockholder Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Sponsor Related Person against the Company.

Section 7.04. Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and Sponsor Stockholder. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

Section 7.05. Successors and Assigns. The rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided that, subject to the execution of a joinder agreement substantially in the form of Exhibit A, Sponsor Stockholder may assign its rights and obligations hereunder to any Sponsor Transferee without the prior written consent of the Company; provided the Sponsor Stockholder shall provide prior written notice to the Company of such Transfer and provided, further, that no such assignment shall release such assigning party from any liability or obligation under this Agreement. Any attempted assignment of rights or obligations in violation of this Section 7.05 shall be null and void ab initio. For the avoidance of doubt, any such Sponsor Transferee shall be subject to the restrictions in this Section 7.05. In the event of any partial assignment of the rights and obligations available to Sponsor Stockholder in this Agreement, the rights available to Sponsor Stockholder in Article III shall be held jointly by the entities constituting “Sponsor Stockholder” in the aggregate and in no event shall be construed as separate or multiple rights of each entity constituting Sponsor Stockholder. In the event that multiple entities constitute Sponsor Stockholder, the Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s good faith reliance upon and compliance with instructions from any entity constituting part of the group that constitutes Sponsor Stockholder, including in the event that such instructions conflict with or are inconsistent with any separate written instructions.

Section 7.06. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein, unless the severance of such provision could be in opposition to the parties’ intent with respect to such provision or the economic or legal substance of the transactions contemplated hereby would be affected in any manner materially adverse to any party hereto, in which case the parties will negotiate revisions to this Agreement to preserve as nearly as possible or nearly as practicable the economic or legal substance of such invalid, illegal or unenforceable provision.

Section 7.07. Counterparts; Electronic Signatures. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes. The parties hereto hereby agree that this Agreement may be executed by way of electronic signatures and that the electronic signature has the same binding effect as a physical signature. For the avoidance of doubt, the parties hereto further agree that this Agreement, or any part thereof, shall not be denied legal effect, validity or enforceability solely on the ground that it is in the form of an electronic record.

Section 7.08. Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) and the other Transaction Documents, as applicable, constitute the entire agreement among the parties hereto or to which they are subject and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of the transactions contemplated hereby and thereby.

Section 7.09. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

Section 7.10. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, solely if the Delaware Court of Chancery declines jurisdiction, the Complex Commercial Litigation Division of the Delaware Superior Court, New Castle County, or, solely if such court declines jurisdiction, the United States District Court for the District of Delaware) for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such above-named courts, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.14 is reasonably calculated to give actual notice.

Section 7.11. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY STOCKHOLDER IN CONNECTION WITH ANY OF THE

ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY HERETO THAT THIS SECTION 7.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH IT IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 7.12. Specific Performance. The parties hereto agree that irreparable damage may occur if any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions or other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any court set forth in Section 7.10, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.13. Third-Party Beneficiaries. Except as set forth in Section 5.05 and except for any Person expressly entitled to indemnification rights under this Agreement, nothing in this Agreement shall confer any rights upon any Person other than (a) the parties hereto and (b) each such party’s respective heirs, successors and permitted assigns, all of whom shall be third-party beneficiaries of this Agreement.

Section 7.14. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via e-mail (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

Amentum Holdings, Inc.

4800 Westfields Boulevard

Suite #400

Chantilly, Virginia 20151

Attention: [•]

Email:    [•]

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

Attention:  David J. Perkins

   Maurio A. Fiore

Email:     dperkins@cravath.com

    mfiore@cravath.com

and, solely until the Lock-up Release Date,

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:  David A. Katz

   Karessa L. Cain

Email:     DAKatz@wlrk.com

    KLCain@wlrk.com

If to Sponsor Stockholder, to:

Amentum Joint Venture LP

c/o Lindsay Goldberg LLC

630 Fifth Avenue, 30th Floor

New York, NY 10111

Attention:  J. Russell Triedman

   Vincent Ley

   Lindsay Goldberg Legal

Email:     triedman@lindsaygoldbergllc.com

    ley@lindsaygoldbergllc.com

    legal@lindsaygoldbergllc.com

and

c/o American Securities LLC

590 Madison Avenue, 38th Floor

New York, NY 10022

Attention:  Benjamin Dickson

   Eric L. Schondorf

Email:     bdickson@american-securities.com

   eschondorf@american-securities.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, New York 10001

Attention:  David J. Perkins

   Maurio A. Fiore

E-mail:    dperkins@cravath.com

   mfiore@cravath.com

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

Amentum Holdings, Inc.

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

Amentum Joint Venture LP

By:	Amentum Joint Venture GP LLC, its general partner

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER TO STOCKHOLDERS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement, dated as of [•], 2024 (as may be amended from time to time, the “Stockholders Agreement”), by and between Amentum Holdings, Inc., a Delaware corporation (the “Company”), and Amentum Joint Venture LP, a Delaware limited partnership (“Merger Partner Equityholder” and, together with any Sponsor Transferee, “Sponsor Stockholder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement as of the date hereof and shall have all of the rights and obligations of “Sponsor Stockholder” thereunder as if it had executed the Stockholders Agreement on the date thereof. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement. The Joining Party represents and warrants (solely as to itself) that the representations and warranties set forth in Article II of the Agreement, mutatis mutandis, are true and correct in all respects as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                 ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for notices: [_] Attention: [_] Telephone: [_] Email: [_]